As filed on September 11, 2002 with the Securities and Exchange Commission

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO 1

TO FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Dynasty International Corporation

(Name of small business issuer in its charter)

NEVADA (State or jurisdiction of incorporation or organization)	5999 (Primary Standard Industrial Classification Code Number)	98-0377992 (I.R.S. Employer Identification No.)

101 Beauvista Drive, Sherwood Park, Alberta, Canada, T8A 3X2

(780) 467-6911

(Address and telephone number of principal executive offices)

The Corporation Trust Company of Nevada

6100 Neil Road, Suite 500, Reno, Nevada, 89511

(800) 456-4511

(Name, address and telephone numbers of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities To Be Registered	Amount To Be Registered[1]	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common	444,500	$0.10 (1)	$44,450.00	$4.09 (2)

  Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act.

  Previously Paid

The registrant hereby amends this registration statement on such date as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Prospectus

Dynasty International Corporation

444,500 Shares of Common Stock

This is a public offering of up to 444,500 shares Common Stock of Dynasty International Corporation (Dynasty). This offering is an extension of an offering of 600,000 shares, which commenced on September 10, 2002, pursuant to which 155,500 shares were sold through November 30, 2002. As was true of the initial offering period, there is no minimum purchase requirement and no escrow during the balance of this up to nine (9) month extended offering period.

Prior to this registration, there has been no public market for the shares of Common Stock. It is unlikely that an active public trading market can be established or sustained in the foreseeable future.

This offering involves a high degree of risk; see "RISK FACTORS" beginning on page 5 to read about factors you should consider before buying shares of the common stock.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission, nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The Offering:
444,500 Shares Offered	Price Per Share	Total
Public Price	$0.10	$44,450
Underwriting Discounts and Commissions		$0.00
Total		$44,450

This is a "self-underwritten" public offering, with no minimum purchase requirement. Shares will be offered on a best efforts basis.

1. Dynasty is not using an underwriter for this offering.

2. There is no arrangement to place the proceeds from this offering in an escrow, trust or similar account. Nevada law does not require that funds raised pursuant to the sale of securities be placed into an escrow account. Any funds raised from this offering will be immediately available to Dynasty International Corporation for its use.

3. The closing date for this offering is March 31, 2003, or until all shares in this extended offering are sold, whichever first occurs.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this Prospectus is December 5, 2002.

TABLE OF CONTENTS

Item No.	Item in Form SB-2 Prospectus Caption	Page No.
1	Front of Registration Statement and Outside Front Cover Page of Prospectus	1
2	Inside Front and Outside Back Cover Pages of Prospectus	2
3

Summary Information and Risk Factors

     *Dynasty May Fail Because It May Not Earn A Profit Due To A Lack Of Operational Experience

     *Dynasty May Fail Because It Will Be Unable To Secure Appropriate Products For Re-Sale

     *Dynasty May Fail Because It May Be Unable To Secure Retail Space From Which To Conduct Business

    *Dynasty May Fail Because It May Be Unable To Compete Against Strong, Well-Established Competitors

    *Difficulty for Dynasty Stockholders to Resell Their Stock Due to a Lack of Public Trading Market

    *Dynasty May Fail Because It May Be Unable To Secure Additional Financing

    *Dynasty May Fail Because It May Be Unable To Attract And Retain Experienced Management

*Dynasty Stock May Be Difficult To Resell Because The Company Has No Expectations To Pay Cash Dividends In The Near Future

    *Dynasty's Auditor Has Expressed Doubts As To Dynasty's Ability To Continue As A Going Concern

		4
4	Use of Proceeds	6
5	Determination of Offering Price	8
6	Dilution	9
7	Selling Security Holders	9
8	Plan of Distribution	9
9	Legal Proceedings	9
10	Directors, Executive Officers, Promoters and Control Persons	9
11	Security Ownership of Certain Beneficial Owners and Management	10
12	Description of Securities	11
13	Interest of Named Experts and Counsel	11
14	Disclosure of Commission Position on Indemnification for Securities Act Liabilities	11
15	Organization within Last Five Years	11
16	Description of Business	11
17	Plan of Operation	15
18	Description of Property	19
19	Certain Relationships and Related Transactions	19
20	Market for Common Equity and Related Stockholder Matters	19
21	Executive Compensation	19
22	Financial Statements	20
23	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	44

Securities offered through this prospectus will not be sold through dealers, but will be sold on a direct participation basis only.

Until January 5, 2003, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Item 3.   Summary Information and Risk Factors

Prospectus Summary.

The Company

Dynasty International Corporation was incorporated on June 29, 2001, in the state of Nevada. Our principal executive offices are located at 101 Beauvista Drive, Sherwood Park, Alberta, Canada, T8A 3X2. Our telephone number is (780) 467-6911. As of the date of this prospectus, we have no revenues or operations.

Although our legal name includes the word international, we do not conduct international operations. We are a development stage company. We have not had any revenues or operations and we have few assets. We do not expect to have revenues until at least two months after this registration becomes effective.

Since becoming incorporated, we have not made any significant purchases or sale of assets, nor have we been involved in any mergers, acquisitions or consolidations. We have never declared bankruptcy, we have never been in receivership, and we have never been involved in any legal action or proceedings.

We are in the process of establishing ourselves as a retailer of home water quality testing kits and purification devices. We will carry a complete line of testing kits and purification devices. We will not be manufacturing any products. We will be purchasing our entire inventory from either wholesalers or manufacturers. The products we will be selling are specifically designed for the do-it-yourself homeowners and renters market.

It is doubtful that we will be able to continue as a going concern unless we have immediate sales success, or we are able to raise additional funding. We do not currently have the $60,000 needed to develop our retail facility, purchase inventory and market our products, nor do we have a source to supply the necessary funding if we are unsuccessful in raising the capital through this offering. We believe it will take from one (1) to two (2) months, after this registration becomes effective, to raise capital for completion of the development of the business.

We anticipate that we will operate in a deficit position and continue to sustain net losses for the foreseeable future. As at September 30, 2002, our accumulated deficit was $22,986.00.

There is currently no public market for the common stock. We will be applying to have our common stock quoted on the OTC Bulletin Board. No trading symbol has yet been assigned.

Summary Financial Information

The following information was taken from Dynasty's financial statements for the period from inception (June 29, 2001) through the quarter ended September 30, 2002 (audited) appearing elsewhere in this filing. This information should be read in conjunction with such financial statements and the notes thereto.

Statement of Operations Data	Nine months ending Sept. 30, 2002	From Inception, June 29, 2001 to Dec. 31, 2001	From Inception, June 29, 2001 to June 30, 2002
Income	$0	$0	$0

Expenses
Organizational costs	0	1,000	1,000
Professional fees	21,250	0	21,250
Licenses and fees	365	0	365
Office expenses	328	0	328
Interest	43	0	43

Total expenses	21,986	1,000	21,986

Net loss	(21,986)	(1,000)	(22,986)

Retained earnings	(1,000)	0

Deficit accumulated during the development stage	$(22,986)	$(1,000)

Earnings (loss) per share, assuming dilution;
Net loss	$(0.01)	$0.00	$(0.01)

Weighted average shares outstanding	2,400,000	914,286	1,750,000

Balance Sheet Data	September 30, 2002	December 31, 2001
ASSETS

Cash	$0	$14,000

Total Assets	$0	$14,000

LIABILITIES & STOCKHOLDERS' EQUITY

Accounts payable	$7,986	$0

Total Liabilities	7,986	0

Stockholders' Equity
Common stock, authorized
10,000,000 shares at $.001 par value,
2,400,000 shares issued and outstanding	2,400	2,400
Additional paid-in capital	12,600	12,600
Deficit accumulated during the
Development stage	(22,986)	(1,000)

Total Stockholders' Equity	(7,986)	14,000

Total Liabilities and Stockholders' Equity	$0	$14,000

Please Item 17, Plan of Operation, and Item 22, Financial Statements, for a more complete disclosure of our financial position.

The Offering

This extended offering consists of 444,500 shares of Dynasty Common Stock. The offering price is $0.10 per share. Officers, Directors or significant investors own none of the shares being offered. Our Officers and Directors collectively own 2,400,000 shares of Restricted Common Stock.

There is currently no market for Dynasty stock.

Common stock outstanding before this offer	2,555,500
Maximum shares being offered	444,500
Maximum common shares outstanding after this offer	3,000,000

Risk Factors

The securities offered hereby are highly speculative and should be purchased only by persons who can afford to lose their entire investment in Dynasty. Each perspective investor should carefully consider the following risk factors, as well as all other information set forth elsewhere in this prospectus.

Dynasty May Fail Because It May Not Earn A Profit Due To A Lack Of Operational Experience: We are a start-up company in its pre-operational development stage. Neither the Company nor its management has any experience in marketing or distributing water purification products or related items, or in operating businesses in this industry. Wemay not be aware of all of the problems facing the water purification industry. This lack of relevant operational experience could hinder our efforts and prevent us from becoming a profitable business.

As at September 30, 2002, we sustained operating losses of $22,986.00 due to incorporation, accounting and legal expenses. The accumulated deficit as at September 30, 2002 is $22,986.00.

Dynasty May Fail Because It Will Be Unable To Secure Appropriate Products For Re-Sale: We have not yet secured a reliable supplier of appropriate products for re-sale. Without a reliable supplier of appropriate products to offer for sale, we do not have a business. If we are unable to secure a reliable supply of products, or if the products do not perform as promoted, we may not be able to sustain sufficient sales to continue to operate.

Dynasty May Fail Because It May Be Unable To Secure Retail Space From Which To Conduct Business: We intend to rent space for a kiosk type sales facility in a shopping mall in Edmonton Alberta. If we are unable to secure suitable space, at a reasonable cost, on acceptable terms it will be very difficult if not impossible for us to operate and succeed in business. We would be required to offer products only over the Internet and through direct sales, and we do not believe this will provide sufficient sales to maintain the operation of the business.

Dynasty May Fail Because It May Be Unable To Compete Against Strong, Well-Established Competitors: We will be competing in an already well-established do-it-yourself, home improvement marketplace, with businesses that have been in operation for many years. We will find it very difficult to compete with strong, well-established competitors.

The chief competitive factors that our competitors bring to the marketplace are good reputations, quality products, reliable service and reasonable prices. Additionally, we will be competing with firms that have substantially greater marketing, financial and human resources than us. The established competitors will also have achieved a high level of brand recognition. Many competitors have similar if not identical products to those that we will be selling, and they will be competing directly with us. The entrance of a new competitor into the marketplace may result in price reductions, reduced profit margins and an inability for us to gain market share. All of these factors will make it very difficult for us to build a financially viable business.

Dynasty May Fail Because It May Be Unable To Secure Additional Financing: We may require additional financing in order to establish profitable operations. Such financing, if required, may not be forthcoming and even if additional financing is available, it may not be available on terms that we find favorable. Many companies such as ours have difficulty securing financing, especially when financial markets are volatile, and then terms of such financing, if and when offered, may be to onerous to accept. Our ability to survive will be seriously affected if we fail to secure additional financing in the event it is required.

Difficulty for Dynasty Stockholders to Resell Their Stock Due to a Lack of Public Trading Market

There is presently no public trading market for our common stock, and it is unlikely that an active public trading market can be established or sustained in the foreseeable future. We intend to have our common stock quoted on the OTC Bulletin Board as soon as practicable, however, there can be no assurance that our shares will be quoted on the OTC Bulletin Board. Until there is an established trading market, holders of our common stock may find it difficult to sell their stock or to obtain accurate quotations for the price of the common stock.

Dynasty May Fail Because It May Be Unable To Attract And Retain Experienced Management: The long-term success of our business is largely dependent upon our ability to attract and retain qualified management professionals. Our officers and directors have agreed to manage and staff the company on an interim basis; however there are currently no long term commitments in place. At the present time, our company does not have the financial resources to even begin looking for experienced management, nor have we budgeted for those expenses out of the first year's operations. It is doubtful that we can be successful if we are unable to attract and retain qualified experienced management and it will be difficult to find the money to retain qualified experienced management until we have been financially successful.

Dynasty Stock May Be Difficult To Resell Because The Company Has No Expectations To Pay Cash Dividends In The Near Future: The holders of our common stock are entitled to received dividends when, and if, declared by the Board of Directors. We will not be paying cash dividends in the foreseeable future, but instead we will be retaining any and all earnings to finance the growth of our business. To date, we have not paid cash dividends on our common stock. This lack of an ongoing return on investment may make it difficult to sell our common stock and if the stock is sold the seller may be forced to sell the stock at a loss.

Dynasty's Auditor Has Expressed Doubts As To Dynasty's Ability To Continue As A Going Concern: In the opinion of our auditor, Note D to the Financial Statements below, without realization of additional capital, it would be unlikely for the Company to continue as a going concern.

Item 4. Use of Proceeds

We intend to raise $44,450 from the sale of 444,500 shares of common stock at $0.10 per share. This extended offering has a maximum amount of $44,450, and no minimum. We have no intention to return any stock sales proceeds to investors if the maximum amount is not raised.

Readers will note that we have already raised a total of $30,550 from the sale of stock. A total of $15,000 has been raised from the sale of stock to Officers and Directors - this stock is restricted and is not being registered in this offering. An additional $15,500 has been raised from the sale of stock under this offering. The offering expenses associated with this offering are estimated to be $16,000. As at September 30, 2002 we had a balance of $0.00 in cash. This will allow us to pay the entire expenses of this offering from cash on hand. None of the offering expenses are to be paid out of the proceeds of this offering. The entire sum of monies we raise from this offering will be used to finance our Plan of Operations. One of the purposes of the offering is to create an equity market, which allows us to more easily raise capital, since a publicly traded company has more flexibility in its financing offerings than one that does not.

The following table indicates how we will use these proceeds of this extended offering. Items are not listed in a priority order. No offering expenses will be paid from proceeds. Therefore, the gross aggregate proceeds, assuming 100% of the offering is sold, will be $60,000, including the $15,550. which was raised before the initial closing date of November 30, 2002. The table below only summarizes the extended amount of $44,450 which is yet to be raised.

Expenditure Item	Amount
Inventory	$20,000
Kiosk Construction/Renovations	10,000
Legal and Accounting Fees	4,000
Marketing & Promotion	3,500
Furniture & Equipment	4,950
Website Hosting & Telecom	1,000
Miscellaneous Administrative Costs	1,000
Total	$44,450

The above expenditure items are defined as follows:

Inventory: This expenditure item refers to total cost of establishing and maintaining an acceptable level of product inventory for sale to the public.

Kiosk Construction/Renovations: This item refers to the cost of renovations and new construction that may be required to make an existing sales Kiosk acceptable for our use.

Legal and Accounting Fees: This expenditure item refers to the normal legal and accounting costs associated with maintaining a publicly traded company. The amount budgeted is a minimal estimate of costs for the first year of operations.

Marketing and Promotional Expenses: This item refers to the cost of a basic marketing campaign and the provision of a minimal amount of product information to provide to customers and interested shoppers.

Furniture and Equipment: This expense item refers to items such as a cash register, tables, chairs or other similar items.

Website development: The cost associated with preliminary development of the website.

Website Hosting and Telecom: This refers to the cost of hosting our website and basic monthly telephone and fax communication services. The amount indicated covers the first year of operations.

Miscellaneous Administrative Costs: This caption refers to any small miscellaneous costs that have not been otherwise listed, such as bank service charges or other such items.

There is no assurance that we will raise the full $44,450 extended amount as anticipated. The following is the breakdown of how we will use the proceeds if only 20 percent, 50 percent, or 75 percent of the remaining extended offering amount is raised:

Expenditure Item	20%	50%	75%
Inventory	3,500	10,000	15,000
Kiosk Renovations/Construction	0	5,000	8,000
Legal and Accounting Fees	3,500	3,500	$4,000
Marketing and Promotion	500	1,000	2,000
Furniture and Equipment	0	1,250	2,337
Website Hosting and Telecom	1,000	1,000	1,000
Miscellaneous Administrative Costs	390	475	1,000
Total	$8,890	$22,225	$33,337

If only 20% of the offering is sold, we will continue with our development plans, however, only the most necessary tasks will be undertaken. We will only purchase a minimal amount of inventory and the plans for a retail store will be placed on hold until sufficient capital becomes available. The only business we will pursue will be through the Internet. We anticipate that the $12,000 amount would be sufficient to sustain us during the short-term; however, there would be insufficient funds available for furtherance of the plan of operations, as detailed in Item 17 of this prospectus.

In the event that only 50% of the offering amount is raised, we would be able to further our plan of operation; however, our activities would be severely restricted. Without the ability to aggressively pursue our plan of operations, it is likely that it would take much longer to build a profitable business.

If 75% of the total offering amount is raised, there will be sufficient funds to pay a significant portion of all budgeted expenditure items.

 The money we have raised thus far from selling stock to our Officers and Directors will be sufficient to pay all expenses of this offering. We estimate that amount to be $15,000. The total amount of the money raised from the sale of the 444,500 shares we are offering will be used for the purpose of furthering our plan of operations, as detailed in Item 17 of this filing.

Item 5. Determination of Offering Price

There is no established market for our stock. Our offering price for shares sold pursuant to this extended offering is set at $0.10. Of the 2,400,000 shares of stock already purchased by Officers and Directors, 1,000,000 shares were sold for $0.001 per share and the remaining 1,400,000 shares were sold for $0.01 per share. All of the 2,400,000 shares of outstanding stock are restricted. The additional factors that were included in determining the sales price are the lack of liquidity (since there is no present market for our stock) and the high level of risk considering our lack of operating history.

Item 6. Dilution

We are offering shares of its common stock for $.10 per share through this offering. Over the past five years, its officers, directors and affiliated persons have purchased shares of its common stock for $.01 and $0.001 per share. See Item 26, Recent Sales of Unregistered Securities, below. Following is a table detailing dilution to investors if 100%, 75%, 50%, or 10% of the offering is sold.

	100%	75%	50%	10%
Net Tangible Book Value Per Share Prior to Stock Sale	(.0033)	(.0033)	(.0033)	(.0033)
Net Tangible Book Value Per Share After Stock Sale	(.0027)	(.0177)	(.0266)	(.1331)
Increase in net book value per share due to stock sale	.0006	(.0144)	(.0233)	(.1298)
Loss (subscription price of $.10 less NBV per share)	.1027	.1177	.1266	.2331

Item 7. Selling Security Holders

Our current shareholders are not selling any of the shares being offered in this prospectus.

Item 8. Plan of Distribution

There will be no underwriters used, no dealer's commissions, no finder's fees, and no passive market making. All the shares will be issued to business associates, friends, and family of current shareholders and principles of the Company. Our Officers and Directors, Masseurs Karpinka, Mills and McMahon intend to rely on Rule 3a4-1 of the Securities Exchange Act of 1934, which exempts certain associated persons of the Company from the definition of a broker, if such associated person will not be compensated directly or indirectly from the sale of securities, are not an associated person of a broker or dealer, nor have they been so associated within the previous twelve months, primarily perform substantial duties as Officers and Directors that are not in connection with the sale of securities, and have not nor will not participate in the sale of securities more than once every twelve months. The officers or directors, existing stockholders and affiliates of Dynasty will not purchase shares under this offering, and will not sell any shares under this offering.

We plan to offer our shares to the public, with no minimum amount to be sold, and will keep the extended offering open until it sells all of the shares registered, or March 31, 2003, which ever occurs first.

Item 9. Legal Proceedings

We are not a party to any pending legal proceedings.

Item 10. Directors, Executive Officers, Promoters and Control Persons

Gerry Karpinka, President, Member of the Board of Directors, age 50. Term of service commenced June 29, 2001, effective for one year - renewable.

Mr. Karpinka graduated from the University of Saskatchewan, in Saskatoon, Saskatchewan with a Bachelor of Arts Degree in 1968 and again in 1969 with a Bachelor of Education Degree. In 1983 Mr. Karpinka graduated from Rollands College in Winter Park Florida with a Masters of Education Administration Degree in Human Resource Management.

Mr. Karpinka has over 25 years experience in education administration. In 1972, he began his career with the Elk Island Catholic School Division in Sherwood Park Alberta. He worked there as a teacher and later as a Principal until his retirement in 1997.

In 1997 Mr. Karpinka joined the University of Alberta in Edmonton as an Adjunct Associate Professor in the Faculty of Education. In that capacity he was in charge of the Students' Education Practicum. Mr. Karpinka held that position until 2000.

Since 2000, Mr. Karpinka has been working part time with Concordia College in Edmonton where he teaches English to students in the entry program and designs courses and sets exams.

As President, Mr. Karpinka has assumed the leadership role and accepted overall responsibility for the development of the Company. Mr. Karpinka currently spends about five percent (5%) of his working day doing Dynasty work. He will continue to make Dynasty a primary priority and devote whatever time necessary to make the business a success.

Colin Mills, Secretary/Treasurer, Member of the Board of Directors, age 24. Term of service commenced February 25, 2002, effective for one year - renewable.

Mr. Mills graduated from high school in 1997. Mr. Mills first began working as a part-time dishwasher in a large buffet restaurant when he was 15 years old. When he graduated high school he began working full time as a cook at the same restaurant. In 1998 he left the restaurant business and went to work as a car wash manager at a large Shell service station. In 2000 he went back to the restaurant business as a cook for Boston Pizza at their employee-training center in Richmond, British Columbia. Within 3 months he was promoted to kitchen manager and within 6 months he was made Assistant Store Manager. He left Boston Pizza in late 2001.

Although he has no formal education, Mr. Mills has a very thorough understanding and extensive hands-on experience with computers and the operation of the Internet.

In working with Dynasty, Mr. Mills will be responsible for designing, creating and maintaining our website. He will also be called upon to share his customer service skills and retail management experience. Mr. Mills has agreed to provide whatever time is necessary to complete our website and perform any other duties necessary to make Dynasty a success. He is currently devoting fifty percent (50%) of his time on Dynasty responsibilities; however, he expects that to grow to one hundred percent (100%) over the next several months.

Thomas McMahon, Member of the Board of Directors, age 59. Term of service commenced February 25, 2002, effective for one year - renewable.

Mr. McMahon graduated from High School in the late 1950's and has received no other formal education.

After spending several years on the Bennett Dam project at Hudson Hope British Columbia, Mr. McMahon returned to Edmonton to manage Hawkin's Texaco. He was there for four years.

In 1970 Mr. McMahon purchased a tow truck and started his own towing business, which he ran until he sold it in 1984. He then opened his own gas bar business in Leduc Alberta. Mr. McMahon continued to operate it until he sold the business and retired in March of 2001. During the 18 years that he had this business, Mr. McMahon was responsible for all aspects of the operation.

In July of 2001 Mr. McMahon agreed to manage the opening of a new gas bar for Safeway in Leduc Alberta.

Mr. McMahon is currently devoting five percent (5%) of his working day to Dynasty responsibilities. He is prepared to give Dynasty up to 25 percent (25%) of his time. He will take an active role in managing our retail store and the day-to-day operations once the store is open.

Item 11. Security Ownership of Certain Beneficial Owners and Management

The following is a table detailing the current shareholders of our stock who own 5% or more of the common stock, and shares owned by our Directors and Officers:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common	Gerry Karpinka Director, President 101 Beauvista Drive, Sherwood Park AB, Canada T8A 3X2	1,400,000	46.67%
Common	Colin Mills Director, Sec/Tres 9535 Stanley Street, Chilliwack B.C., Canada, V2P 3Y7	500,000	16.67%
Common	Thomas McMahon Director 59 Nootka Road, Leduc, AB Canada, T9E 4J8	500,000	16.67%
Common	Directors and officers as a group (3)	2,400,000	80.0%

Item 12. Description of Securities

COMMON STOCK

Our Articles of Incorporation authorize the issuance of 100,000,000 shares of Common Stock of $.001 par value. Each record holder of Common Stock is entitled to one vote for each share held in all matters properly submitted to the stockholders for their vote. Cumulative voting for the election of directors is not permitted by the Articles of Incorporation.

Holders of outstanding shares of Common Stock are entitled to such dividends as may be declared from time to time by the Board of Directors out of legally available funds; and, in the event of liquidation, dissolution or winding up of the affairs of the Company, holders are entitled to receive, ratably, the net assets of the Company available to stockholders after distribution is made to the preferred stockholders, if any, who are given preferred rights upon liquidation. Holders of outstanding shares of Common Stock have no preemptive, conversion or redemptive rights. To the extent that additional shares of our Common Stock are issued, the relative interest of then existing stockholders may be diluted.

SHAREHOLDERS

Each shareholder has sole investment power and sole voting power over the shares owned by such shareholder.

Item 13. Interest of Named Experts and Counsel

No expert or counsel who was hired on a contingent basis will receive a direct or indirect interest in Dynasty or was a promoter, underwriter, voting trustee, director, officer, or employee, of Dynasty.

Item 14. Disclosure of Commission Position of Indemnification for Securities Liabilities

According to Section 6.2 of our Articles of Incorporation, we are authorized to indemnify our directors, officers, agents and employees to the fullest extent authorized under Nevada Law subject to certain specified limitations. As permitted by Nevada Statutes, we may indemnify our directors and officers against expenses and liabilities they incur to defend, settle, or satisfy any civil or criminal action brought against them on account of their being, or having been Company directors or officers unless, in any such action, they are adjudged to have acted with gross negligence, or willful misconduct. Insofar as indemnification for liabilities originates under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

Item 15. Organization Within Last Five Years

See Certain Relationships and Related Transactions, Item 19, below.

Item 16. Description of Business

Business Development

Dynasty International Corporation was incorporated on June 29, 2001, in the state of Nevada. Although our name contains the word international, we do not conduct international operations and we do not currently have plans to do so. We are a developmental stage company. We have never conducted operations, we have had no revenues and we have few assets. We have never declared bankruptcy, we have never been in receivership, and we have never been involved in any legal action or proceedings. Since becoming incorporated, we have not made any significant purchase or sale of assets, nor have we been involved in any mergers, acquisitions or consolidations. Dynasty is not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since it has a specific business plan or purpose. Neither Dynasty nor its officers, directors, promoters or affiliates, has had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

Business of Issuer

We are developing a business as a specialty retailer of home water quality testing kits and water purification devices. All of the products we will be selling are currently available from various manufacturers and distributors. They are specially designed for use by the do-it-yourself homeowner and residential renter. Whenever possible we will be purchasing products from Canadian manufacturers and distributors such as Ecowater, Envirogard, Purolite, R-Can Environmental and Brita Canada.

We do not make any claims, ascertains or warranties of our own concerning the reliability or efficiency of any water quality testing kit or device, or purification device, or process. We also do not make any claim as to the degree of purity or safeness of home tap water in general or specifically. As a reseller, we do not and will not make any warranties or claims as to the performance, reliability accuracy or safety of any of the products we intend to sell.

Principal Products and Services

We will be offering two types of products for sale to consumers. All products offered will be obtained from existing manufacturers and wholesale distributors. The first is a line of water quality testing kits. These home use test kits enable consumers to test their own tap water and determine if the following types of contamination or imbalances are present: ametryn, bacteria, lead, nitrates, nitrites, chlorine, iron, copper, pH, alkalinity, hardness, iron bacteria, hydrogen sulfide, atrazine, propazine, prometryn, prometon, simazine, cyanazine, desethyl atrazine, desisopropyl atrazine, hydroxy atrazine, tertbuthylane, atraton, and simetron.

The second product type is a line of water purification devices specifically designed to alleviate one or more problems identified above and commonly found in household tap water. We will carry the following devices: distillers, reverse osmosis systems, softeners, below sink filters, countertop filters, portable filters, shower filters and specialty filters. Reverse osmosis is not merely another type of filter; it is filtration process that allows the removal of ultra small particles that conventional filters cannot remove. For an illustrated explanation of the reverse osmosis process you may visit http://www.filtrationconcepts.com/frames/FCI/explain.html

If a consumer believes he or she has a problem with their water they will be able to purchase a test kit from us and perform a simple at home test on their water to determine if there is a problem. If a problem is found, the consumer will be able to purchase the appropriate water purification devise from us as well. By testing the water first, the consumer can be sure there is a problem before making an unnecessary purchase. Consumers can also be assured they are purchasing the right corrective device for a problem they know they have.

All of the products we will be selling are specifically designed for the home do-it-yourself market. The products come with complete instructions and will carry manufacturer's warranties whenever available.

The Market

Dynasty will be marketing its products exclusively in Canada. Consumer protection laws governing the sale of water purification devices are much more stringent in the United States than they are in Canada. We do not have the financial resources available at this time to ensure compliance with the American law. We have no plans to enter the American market during the foreseeable future.

We believe that consumers have become much more concerned about the quality of their drinking water in recent years. In the last three years there have been two cases in Canada where community drinking water systems have been contaminated and people have died as a direct result of drinking the contaminated water.

In May of 2000, the small town of Walkerton, Ontario was struck with an outbreak of E. coli:0157. The outbreak was traced to the town's water supply. Six people died in the first week or so and over one thousand people were infected. (For more detailed information you may visit www.walkertoninquiry.com)

Later, during the period from March to May of 2001, the deaths of 3 people were linked to a cryptosporidiosis outbreak in North Battleford, Saskatchewan, Canada. According to Health Canada, from 5800 to 7100 people were infected by contaminated drinking water. (For more details see the Health Canada website)

We believe that widely reported cases like these have heightened public awareness regarding contaminated water and have made consumers much more interested in taking precautions. We also believe that the market for home use test kits and purification devices will grow as more and more consumers have first hand experiences with and become more aware of these products.

The preceding discussion was offered only as examples of the events of recent years that we believe have caused increased public awareness of municipal water quality and safety issues. We do not and will not claim that any product that we will sell will identify or treat the type of contamination mentioned in the two examples.

Competition and Competitive Strategy

Currently there are no specific barriers to entry that exist in this retail sector. Unlike the United States, Canada does not have consumer protection guidelines covering the sale of water filtration equipment.

As a start-up company our competitive position within the industry will be very poor. The challenge before us will be to build our business from nothing and establish ourselves as a credible participant in an already existing industry.

At present there are other companies selling test kits and purification systems on the Internet; however almost all of the sites we found were in the United States. From the collective experience of our founders and from anecdotal evidence gleaned through personal conversations, we have heard that many Canadian consumers are reluctant to purchase items from non-Canadian Internet retailers. A high currency exchange rate, shipping and customs problems and time delays all make purchasing from American Internet retailers unattractive and inconvenient. We therefore believe there is an opportunity for a Canadian based Internet retailer for these products.

We also believe we can capture an adequate amount of the traditional walk-up retail trade to make a retail store profitable. Our founders have examined many telephone directories, newspaper and magazines; they have surfed the Internet and visited dozens of retail stores. They found that many hardware, department and home improvement type stores sell water purification devices but that very few sell any type of testing kits, and none sell a complete line of devices to handle all purification requirements. We have also found that, more often than not, there is no one available at these stores to answer questions about the various products. The devices are nearly always sold as a one-size-fits-all type product. Because of the increased consumer awareness about the water quality problem, we believe consumers will react favorably to a marketing strategy based on sound product information and consumer education.

Distribution

In the beginning stage of our development we will warehouse our products at our executive offices in Sherwood Park, Alberta. Internet sales orders will be filled from that location until such time as we have a retail store facility.

Once we have a retail store location, all stock will be held at our store and both walk-up retail and Internet orders will be filled from the same location. Internet orders will be shipped via Canada Post Express Courier Service.

In the event that we do not secure a store location, we will continue to warehouse or stock and fill orders from our executive offices.

New and or Innovative Products and Services

We have never made any announcements concerning the introduction of new or innovative products or services, nor do we have any intentions to do so in the future.

Sources and Availability of Products and Supplies

All products and supplies that we require for consumption or re-sale are readily available from numerous sources. Product shortages, restrictions or any other type of limiting factors have not characterized this industry, and there are no indications that such problems will occur in the foreseeable future. We will not be manufacturing, assembling or processing any of the products, or any part of the products that we will be selling. We will be purchasing all of our inventory and supplies from wholesalers or manufacturers.

Dependence on One or a Few Major Customers

This retail business is not the type of business that is, or can be, dominated by one or a small number of customers.

Patent, Trademark, License & Franchise Restrictions and Contractual Obligations & Concessions

There are no inherent factors or circumstances associated with this industry or any of the products or services that we plan to provide, which would give cause for any patent, trademark or license infringements or violations. We have also not entered into any franchise agreements or other contracts that have given or could give rise to obligations or concessions.

Governmental Controls and Approvals

As a retailer, the major area for government control or need for government approval would be concerning business licensing, Labor Standards, and Occupational Health and Safety. Our Officers and Directors are aware of the various requirements in this regard and will make the necessary arrangements as the business grows and employees are hired.

All of the products being offered by us for sale will be purchased from major wholesale distributors and will carry the necessary Government and industry standard approvals.

Existing or Probable Government Regulations

Other than the licensing requirements discussed above, there are no other types of government regulations existing or being contemplated that would adversely affect our ability to operate.

Research and Development Activities and Costs

Our Directors and Officers have undertaken minimal research and virtually no development to date regarding product, location and shipping. We do not have any plans to undertake any additional research or development in the future.

Compliance With Environmental Laws

There are no environmental laws that have been enacted, nor are we aware of any such laws being contemplated for the future to address issues specific to our business.

Facilities

We do not own or rent facilities of any kind. At present we are operating from our official address that is located within the offices of our President. Our President provides this space free of charge. We will continue to use this space for our executive offices for the foreseeable future.

We will be renting retail store space as soon as funds are available from raised capital or earnings from Internet sales. The amount of raised capital or sales revenue required will depend on the rental cost of the retail space. The cost of renting retail space in a shopping mall varies significantly from one mall to another as well as within locations. See the discussion found under Item 17 - Plan of Operations.

Employees

We have no intention to hire employees until our business has been successfully launched and has sufficient reliable sales revenues. Our Officers and Directors will do whatever work is necessary to bring the business to the point of earning revenues from Internet sales, as well as retail store sales. Human resource planning will be part of an ongoing process that will include constant evaluation of operations and revenue realization. We do not expect to hire any employees before the end of this calendar year. In the event that we have strong and reliable revenues we will consider hiring up to two employees after the beginning of the next calendar year.

Rules Governing Low-Priced Stocks that May Effect Ability to Resell Shares

Our Common Stock is currently considered a "penny stock" under federal securities laws since its market price is below $5.00 per share. Penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell or recommend such shares to certain investors.

Broker-dealers who sell penny stock to certain types of investors are required to comply with the SEC's regulations concerning the transfer of penny stock. If an exemption is not available, these regulations require broker-dealers to: make a suitability determination prior to selling penny stock to the purchaser; receive the purchaser's written consent to the transaction; and, provide certain written disclosures to the purchaser. These rules may affect the ability of broker-dealers to make a market in, or trade our shares. In turn, this may make it very difficult for investors to resell those shares in the public market.

Reports to Security Holders

We will make available to securities holders an annual report, including audited financials on Form 10-K or Form 10-KSB. We are not currently a fully reporting company, but upon effectiveness of this registration statement, we will be required to file reports with the SEC pursuant to the Exchange Act.

The public may read and copy any materials filed with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

Item 17. Plan of Operation

Dynasty is a development stage company with no operations, no revenue, no financial backing and few assets. Our plan of operations is to build a business selling water quality testing kits and purification devices. We intend to do this by marketing directly to consumers through the Internet and from a retail store location. We will start by establishing an Internet storefront within two months of this registration becoming effective and then, if sufficient investment capital has been raised, by opening a modest retail store facility within another several months. We will require a minimum of $30,000 or the sale of 50% of this offering before we will consider this financing to be sufficient to open a retail facility. We have provided a chart below that indicates how we intend to use proceeds in the event we do not raise the entire $44,450 we are seeking from this extended offering.

Expenditure Item	20%	50%	75%	100%
Inventory	3,500	10,000	15,000	20,000
Kiosk Renovations/Construction	0	5,000	8,000	10,000
Legal and Accounting Fees	3,500	3,500	$4,000	4,000
Marketing and Promotion	500	1,000	2,000	3,500
Furniture and Equipment	0	1,250	2,337	4,950
Website Development	0	0	0	0
Website Hosting and Telecom	1,000	1,000	1,000	1,000
Miscellaneous Administrative Costs	390	475	1,000	1,000
Total	$ 8,890	$ 22,225	$33,337	$44,450

Our founders have visited dozens of retailers that sell water quality testing and purification products and found that virtually every one of them does so in addition to selling a large selection of other products. We have also found that most retailers that sell these types of products provide little or no product information or customer education.

We believe these two factors provide an opportunity to stand out and differentiate ourselves from most other retailers. Unlike nearly every other business that sells these products, we will sell only water quality testing and purification products. We believe these products are important enough and sufficiently unique to warrant establishing a specialty retail business.

We are currently in the process of identifying specific products and determining reliable wholesale suppliers. We have a short list of the types of testing kits and purification devices we are going to sell and we will have brand names and models identified by the time this registration becomes effective. Supplier selection will take less than one month after we have determined the actual makes and models we are looking for. We will be ordering inventory as soon as a supplier or suppliers have been selected and funds are available.

We have no plans to enter into supply contracts with any suppliers. We are not looking for exclusive marketing rights nor do we plan to enter into any agency agreements. Purchasing inventory will simply be a matter of placing an order with a manufacturer or distributor once we have determined what we are looking for and the required funds are available. The selection of a product line will be completed by the time this registration becomes effective.

As can be seen from the above chart, the amount of inventory we purchase will depend upon the amount of capital we raise from this offering. In the event that we raise the entire $60,000, we will allocate $20,000 to purchase inventory. This amount of inventory would allow us to stock a sales kiosk and have additional stock on hand to fill Internet sales orders.

In the event that we raise 50% or more of the value of this offering, we will allocate a pro rata amount to inventory. I.e. if we raise one half of what we are trying to raise, we will allocate one half of the budgeted inventory amount to inventory. In the event that we raise less than 50% of the offering amount, we will not be opening a retail facility. That would decrease our need for inventory and we would decrease our allocation to 27.5%, from 50% of the original budgeted amount. I.e. if we raise only 20% or $12,000, we will allocate $3,500 to inventory.

This lower inventory amount takes into account that without a retail store we will not need display stock and we will not need stock immediately available to fill walk-in customer orders. We are aware that a nominal inventory level may adversely affect the speed with which Internet orders are filled; however if orders are exceeding inventory levels we may be forced to operate under those conditions until we have profits available to increase inventories.

In the event that we raise only a nominal amount of money from this offering - $2,500 or less - we will endeavor to proceed with our plan of operations by self financing from volunteer labor and financial contributions from our founders. While the founders have generally indicated a willingness to provide services and financial contributions if necessary, there are presently no agreements, arrangements, commitments or specific understandings, verbally or in writing, between the founders and Dynasty. Our secretary/treasurer has verbally agreed to continue to build our website and will use his Internet service provider to host the website from his personal computer. A shortage of funding will limit some of the graphic design and restrict the amount of automation we otherwise intend to incorporate in our website. Orders will be filled on a demand basis and we will not stock inventory. This will undoubtedly cause delays, however we will keep in close contact with our customers and hopefully we can continue to build the business in this slow and steady fashion.

We have already begun to design and build our website. Our domain name has been registered and it will be located on the World Wide Web at www.h2o-only.com. Within the next month we will be placing a one-page introduction on the Internet. The page will be updated from time to time, as more information is available. The website will be fully operational within two months of the effective date of this registration. We anticipate generating modest revenues from Internet sales shortly after the website is operational. The website hosting will be contracted from a local Internet Service Provider (ISP). We have not yet chosen an ISP, however we do not anticipate any problem in finding a supplier at a competitive cost.

As can be seen from the above chart, we place a high priority on the construction of our website. We have budgeted $2,500 to website design and that amount is constant regardless of how much capital we raise from this offering. The amount is very modest due to the fact that one of our officers is doing the work. Website hosting and telecommunication costs are also budgeted at a constant, but modest amount. This item too is critical to the success of our business.

Our website will provide basic information and facts about safe drinking-quality water. It will also discuss some of the common problems found in untreated tap water and give advice on how to diagnose the most basic problems.

All of our products will be available for sale on our website. During the initial several months of operation Internet sales orders will be filled from our executive offices. Customers will be able to use e-mail, telephone, fax or regular mail to place their orders. The orders will be shipped within one business day via Canada Post Express Package service. Payment for the transaction will be by major credit card, check, money order or bank draft and must accompany each order. We will begin accepting and filling customer orders as soon as our website is functional, within two months of the effective date of this registration.

We will not be selling or shipping our products outside of Canada, therefore all of the prices appearing on our website will be in Canadian dollars. There will be an explanation of this policy on our website. Orders from non-Canadian residents will be declined and the persons placing the order will be advised by e-mail.

In addition to our website, we intend to open a retail facility in one of the major shopping malls in Edmonton, Alberta. The store will be housed in a kiosk type structure situated in the main traffic area of the mall. We have discussed our plans and requirements with administrative officials from several malls, and we have been advised that kiosk facilities are, and continue to be, available. The structure may require minor modifications to suit our needs. The cost of those minor modifications, if required, will be our responsibility. We have included an allowance for these costs in the budget section of this document. The chart above indicates how we intend to proceed with this part of our plan of operations in the event that we do not raise all of the funding we require.

You will note from the above chart that we have budgeted $15,000 for renovations or modifications to a kiosk facility. This amount will be allocated if we are successful in raising 75% or more of our offering amount. In the event that we raise only 50% of the offing amount, we will allocate 2/3's of the full budgeted amount. For amount between 50 -75% we will allocated a prorate amount. As previously mentioned, we will not be opening a retail store if we fail to raise at least 50% of this offering; therefore there is no allocation to renovation and construction or to furniture and equipment if we sell less than 50% of this offering. If we are successful in selling at least 50% of this offering we plan to establish a retail facility within four to six months after the effective date of this registration.

The monthly rental costs for the type of facility we are looking for ranges from $800 to $2,000 and may also require a premium up-charge for the busy Christmas season, as well as a percentage of sales up-charge. A decision on the location will be made within three to four months after this registration becomes effective. We will continue to look at various locations and to shop for rental inducements. Some mall management companies offer signing bonuses and various other inducements to attract new tenants to their malls. We will not be entering into any formal negotiations or selecting a location until we have concluded this offering and have raised the required capital to fund the various costs we have identified.

In order to keep our operating costs to a minimum, our officers and directors have offered to lend us equipment whenever possible. All three of our directors have computers and have agreed to make them available at no cost until such time as we can afford to purchase our own from sales earnings.

During the first stages of our growth, our officers and directors will also provide their labor at no charge. They will undertake all administrative tasks, as well as operate the website and the retail store. As sales revenues increase we will continue to re-evaluate the staffing situation. Our officers and directors will continue to operate our store, free of charge, until our sales revenues can sustain the added expense of hiring sales people. We do not anticipate hiring any staff until after the beginning of the next calendar year.

Although we have not yet settled on a product line or had detailed discussions with potential suppliers, we have found through limited discussions with suppliers and price comparisons with existing retailers that other retailers appear to be marking up these products by approximately 40 percent. We believe that by staying within the existing pricing range we will be able to effectively compete with our major competitors. Our marketing strategy will be to offer a full line of products to handle all common water contamination problems and to ensure superior product knowledge at prices that are comparable to the competition.

How long we will be able to satisfy our cash requirements, and whether we will require additional outside funding in the next twelve months depends on how quickly we can generate sales revenue and how much revenue can be generated. At the present time we only have funds available to complete the expenses of this offering.

If we are unable to raise funding through this offering or from other sources, we will not be able to survive more than six months after the effective date of this registration. In that event, it will be critical that we begin to realize sales revenues within the aforementioned six month period and that we are able to cover our own expenses by the end of the six month period

We are confident we can meet our financial obligations and pursue our plan of operations if we can either raise funding through this offering - as described in the use of proceeds section -, or begin collecting sales revenues within the first six months of this registration statement becoming effective.

We have no plans to undertake product research and development during the term covered by this Registration Statement. There are also no plans or expectations to purchase or sell any plant and or significant equipment in the first year of operations. Management also has no intention of hiring any full time permanent employees during the first year of operations.

During the first year of operations, we will concentrate our efforts exclusively on building our Internet business and one retail store location in Edmonton, Alberta. As we gain experience and develop sufficient revenues from sales, we will consider expanding our business within the region and possibly to other locations within Canada. We have no plans to expand outside Canada at this time.

Expenditures

The following chart provides an overview of our budgeted expenditures by major area of activity, for the twelve (12) month period upon effectiveness of this Registration. The following information and discussion is based on the premise we will raise the entire $60,000 we are seeking from this offering. Please refer to Item 4, Use of Proceeds for a discussion of how we will allocate funds in the event we do not raise the entire offering objective.

Expenditure Item	20%	50%	75%	100%
Inventory	3,500	10,000	15,000	20,000
Kiosk Renovations/Construction	0	10,000	15,000	10,000
Legal and Accounting Fees	3,500	3,500	$6,500	4,000
Marketing and Promotion	500	500	1,500	3,500
Furniture and Equipment	0	1,500	2,000	5,000
Website Development	2,500	2,500	2,500	1,000
Website Hosting and Telecom	1,500	1,500	1,500	1,000
Miscellaneous Administrative Costs	500	500	1,000	1,000
Total	$ 12,000	$ 30,000	$45,000	$60,000

Note: The difference between the figures in the above table and those presented previously in this document reflects that the above table depicts the entire annual budget, while the previous tables do not include monies already raised.

Inventory: This expenditure item refers to total cost of establishing and maintaining an acceptable level of product inventory for sale to the public. We expect to be making this expenditure during the fifth and sixth month of operation after the effectiveness of this registration. We will continue to maintain constant inventory levels through the remainder of the year.

Kiosk Construction/Renovations: This item refers to the cost of renovations and new construction that may be required to make an existing sales Kiosk unit acceptable for our purpose. Whether we will be required to make this expenditure will depend on the outcome of negotiations with the mall owners and the availability of suitable facilities. If required, we expect to be making this expenditure during the fifth month of operation, after the effective date of this registration.

Legal and Accounting Fees: This item refers to normal legal and accounting costs associated with maintaining a publicly traded company. We expect to be making these expenditures throughout the year, commencing on the effective date of this registration.

Marketing and Promotional Expenses: This item refers to the cost of undertaking a minimal marketing campaign and the provision of a nominal amount of product information to give to customers and interested shoppers. We expect to be incurring these costs commencing five months after the effective date of this registration and continuing throughout the remainder of the year.

Furniture and Equipment: This expense item refers to items such as a cash register, tables, chairs or other similar items. These costs will be incurred during the fifth or sixth month after effectiveness of this registration.

Website development: The cost associated with preliminary development of the website. These expenditures will be made as soon as funds become available.

Website Hosting and Telecom: This refers to the cost of hosting the company website and basic monthly telephone and fax communication services. We expect to incur these costs throughout the period covered by this Registration Statement.

Miscellaneous Administrative Costs: This item refers to any small miscellaneous costs that have not otherwise been listed - such as bank service charges or other sundry items. We expect to be incurring these costs throughout the year.

Item 18. Description of Property

We do not own any property, real or otherwise. For the first year we will conduct our administrative affairs from our President's office, at no cost to the Company. Retail space will be rented when we have sufficient funds available. The cost has not yet been determined; however, we expect to pay market rates.

We do not have any investments or interests in any real estate. We also do not invest in real estate mortgages, nor do we invest in securities of, or interests in, persons primarily engaged in real estate activities.

Item 19. Certain Relationships and Related Transactions

There are no promoters being used in relation with this offering. No persons who may, in the future, be considered a promoter will receive or expect to receive assets, services or other consideration from us. No assets will be or are expected to be acquired from any promoter on behalf of our company. We have not entered into any agreements that require disclosure to our shareholders.

Item 20. Market for Common Equity and Related Stockholder Matters

Market Information

Currently there is no public trading market for our stock, and we have not applied to have our common stock listed. We intend to apply to have our common stock quoted on the OTC Bulletin Board. No trading symbol has yet been assigned. Generally, persons who purchase stock from a company cannot resell that stock unless it is registered or exempt from registration. Under Rule 144 of the Securities Act of 1933, provides an exemption from registration for resale of restricted shares by persons who have acquired restricted securities of the issuer, provided, however, that such sales meet certain requirements. Those requirements include, among others, that certain financial information be available to the public, a person wishing to sell not be an officer, director or owner of ten percent (10%) or more of the stock of an issuer, the person wishing to sell must wait for a period of time (usually one or two years) prior to the sale, and there is a limitation of the amount of stock any one person can sell so as not to disrupt the trading markets. Based on these requirements, none of the issued and outstanding shares are currently eligible for sale under Rule 144 of the Securities Act. In June, 2003 1,000,000 shares will become eligible, and in December 2003, 14,000,000 shares, will become eligible for sale under Rule 144.

Holders.

As of the filing of this Registration Statement, we have three (3) shareholder of record owning our common stock.

Dividends.

As of the filing of this Registration Statement, we have not paid any dividends to our shareholders. There are no restrictions that would limit our ability to pay dividends on common equity or that are likely to do so in the future. We will not be paying dividends to our shareholders in the foreseeable future.

Item 21. Executive Compensation

Our Executive Officers do not currently receive and are not accruing any compensation.

ADDITIONAL INFORMATION

Dynasty has filed with the Securities and Exchange Commission ("SEC") a Registration Statement on Form SB-2 under Securities Act of 1933, as amended, with respect to the securities. This prospectus, which forms a part of the Registration Statements, does not contain all of the information set forth in the Registration Statement as permitted by applicable SEC rules and regulations. This prospectus summarizes certain documents, and while these summaries are not complete, we believe they disclose all material terms and provisions of the documents.

Item 22. Financial Statements

The following financial statements of Dynasty are filed herewith:

1. Audited Financial Statements from date of inception, June 29, 2001, to December 31, 2001

2. Audited Financial Statements for the period ended June 30, 2002

3. Unaudited Financial Statements for the period ended September 30, 2002

DYNASTY INTERNATIONAL CORPORATION

(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS

SEPTEMBER 30, 2002 AND DECEMBER 31, 2001

David E. Coffey                     6767 W. Tropicana Ave., Suite 216, Las Vegas, NV 89103

Certified Public Accountant

INDEPENDENT ACCOUNTANT'S REPORT

To the Board of Directors and Stockholders

Of Dynasty International Corporation

Surrey, BC, Canada

I have audited the accompanying balance sheet of Dynasty International Corporation (a development stage company) as of September 30, 2002 and December 31, 2001 and the related statements of operations, cash flows, and changes in stockholders equity for the periods then ended, as well as the cumulative period from June 29, 2001 (date of inception) to September 30, 2002. These statements are the responsibility of Dynasty International Corporation's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the accompanying financial statements present fairly, in all material respects, the financial position of Dynasty International Corporation as of September 30, 2002 and December 31, 2001 and the related statements of operations, cash flows, and changes in stockholders' equity for the periods then ended, as well as the cumulative period from June 29, 2001 to September 30, 2002 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has not generated revenues from operations which raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. The Company intends to raise additional capital as disclosed in Note D to these financial statements in order to provide additional capital to begin its principal operations.

David E. Coffey, C.P.A.

Las Vegas, Nevada

November 22, 2002

DYNASTY INTERNATIONAL CORPORATION

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET

	September 30, 2002	December 31, 2001
ASSETS

Cash	$0	$14,000

Total Assets	$0	$14,000

LIABILITIES & STOCKHOLDERS' EQUITY

Accounts payable	$7,986	$0

Total Liabilities	7,986	0

Stockholders' Equity
Common stock, authorized
10,000,000 shares at $.001 par value,
2,400,000 shares issued and outstanding	2,400	2,400
Additional paid-in capital	12,600	12,600
Deficit accumulated during the
Development stage	(22,986)	(1,000)

Total Stockholders' Equity	(7,986)	14,000

Total Liabilities and Stockholders' Equity	$0	$14,000

The accompanying notes are an integral part of

these financial statements.

DYNASTY INTERNATIONAL CORPORATION

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS AND DEFICIT

ACCUMULATED DURING THE DEVELOPMENT STAGE

	Nine months ending Sept. 30, 2002	From Inception, June 29, 2001 to Dec. 31, 2001	From Inception, June 29, 2001 to June 30, 2002
Income	$0	$0	$0

Expenses
Organizational costs	0	1,000	1,000
Professional fees	21,250	0	21,250
Licenses and fees	365	0	365
Office expenses	328	0	328
Interest	43	0	43

Total expenses	21,986	1,000	21,986

Net loss	(21,986)	(1,000)	(22,986)

Retained earnings	(1,000)	0

Deficit accumulated during the development stage	$(22,986)	$(1,000)

Earnings (loss) per share, assuming dilution;
Net loss	$(0.01)	$0.00	$(0.01)

Weighted average shares outstanding	2,400,000	914,286	1,750,000

The accompanying notes are an integral part of

these financial statements

DYNASTY INTERNATIONAL CORPORATION

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

FROM JUNE 29, 2001 (Date of Inception) TO SEPTEMBER 30, 2002

	Common Stock				Additional Paid-in Capital		Deficit accumul- ated during the development stage		Total
	Shares		Amount

Balance, June 29, 2001	--	$	__	$	__	$	__	$	__

Issuance of common stock for cash
August 8, 2001	1,000,000		1,000		0		0		1,000

Less net loss	0		0		0		(1,000)		(1,000)

Balance, September 30, 2001	1,000,000		1,000		0		(1,000)		0

Issuance of common stock for cash,
December 6, 2001	1,400,000		1,400		12,600		0		14,000

Less net loss	0		0		0		0		0

Balance, December 31, 2001	2,400,000		2,400		12,600		(1,000)		14,000

Less net loss	0		0		0		(21,986)		(21,986)

Balance, September 30, 2002	2,400,000		$2,400		$12,600		$(22,986)		$(7,986)

The accompanying notes are an integral part of

these financial statements

DYNASTY INTERNATIONAL CORPORATION

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS

	Nine months ending Sept. 30, 2002	From Inception, June 29, 2001 to Dec. 31, 2001	From Inception, June 29, 2001 to Sept. 30, 2002
CASH FLOWS PROVIDED BY OPERATING ACTIVITIES
Net Loss	$(21,986)	$(1,000)	$(22,986)
Non-cash items included in net loss	0	0	0
Adjustments to reconcile net loss to cash used by operating activity
	0	0	0
Accounts payable increase	7,986	0	7,986

NET CASH PROVIDED BY OPERATING ACTIVITIES	(14,000)	(1,000)	(15,000)

CASH FLOWS FROM INVESTING ACTIVITIES	0	0	0

CASH FLOWS FROM FINANCING ACTIVITIES
Sale of common stock	0	2,400	2,400
Paid-in capital	0	12,600	12,600

NET CASH PROVIDED BY FINANCING ACTIVITIES	0	15,000	15,000

NET INCREASE IN CASH	(14,000)	14,000	$0

CASH BALANCE AT BEGINNING OF PERIOD	14,000	0

CASH BALANCE AT END OF PERIOD	$0	$14,000

The accompanying notes are an integral part of

these financial statements.

DYNASTY INTERNATIONAL CORPORATION

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

SEPTEMBER 30, 2002 AND DECEMBER 31, 2001

NOTE A SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company was incorporated on June 29, 2001 under the laws of the State of Nevada. The business purpose of the Company is to retail water quality testing and treatment products and systems.

The Company will adopt accounting policies and procedures based upon the nature of future transactions.

NOTE B EARNINGS (LOSS) PER SHARE

Basic EPS is determined using net income divided by the weighted average shares outstanding during the period. Diluted EPS is computed by dividing net income by the weighted average shares outstanding, assuming all dilutive potential common shares were issued. Since the Company has no common shares that are potentially issuable, such as stock options, convertible securities, or warrants, basic and diluted EPS are the same.

NOTE C COMMON STOCK ISSUES

On August 8, 2001 the Company sold 1,000,000 shares of its common stock at $.001 per share for $1,000. On December 6, 2001 the Company sold 1,400,000 shares of its common stock at $.01 per share for $14,000. All of the proceeds were to be used for working capital.

NOTE D GOING CONCERN

The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has not generated any revenues from its planned principal operations through September 30, 2002. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern. The Company intends to sell an additional 600,000 shares of its common stock for $60,000 in order to provide additional capital to begin its principal operations.

DYNASTY INTERNATIONAL CORPORATION

(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS

JUNE 30, 2002 AND DECEMBER 31, 2001

David E. Coffey 3651 Lindell Road, Suite I, Las Vegas, NV 89103

Certified Public Accountant

INDEPENDENT ACCOUNTANT'S REPORT

To the Board of Directors and Stockholders

Of Dynasty International Corporation

Surrey, BC, Canada

I have audited the accompanying balance sheet of Dynasty International Corporation (a development stage company) as of June 30, 2002 and December 31, 2001 and the related statements of operations, cash flows, and changes in stockholders equity for the periods then ended, as well as the cumulative period from June 29, 2001 (date of inception) to June 30, 2002. These statements are the responsibility of Dynasty International Corporation's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the accompanying financial statements present fairly, in all material respects, the financial position of Dynasty International Corporation as of June 30, 2002 and December 31, 2001 and the related statements of operations, cash flows, and changes in stockholders' equity for the periods then ended, as well as the cumulative period from June 29, 2001 to June 30, 2002 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has not generated revenues from operations which raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. The Company intends to raise additional capital as disclosed in Note D to these financial statements in order to provide additional capital to begin its principal operations.

David E. Coffey, C.P.A.

Las Vegas, Nevada

August 21, 2002

DYNASTY INTERNATIONAL CORPORATION

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET

	June 30, 2002	December 31, 2001
ASSETS

Cash	$0	$14,000

Total Assets	$0	$14,000

LIABILITIES & STOCKHOLDERS' EQUITY

Accounts payable	$832	$0

Total Liabilities	832	0

Stockholders' Equity
Common stock, authorized
10,000,000 shares at $.001 par value,
2,400,000 shares issued and outstanding	2,400	2,400
Additional paid-in capital	12,600	12,600
Deficit accumulated during the
Development stage	(15,832)	(1,000)

Total Stockholders' Equity	(832)	14,000

Total Liabilities and Stockholders' Equity	$0	$14,000

The accompanying notes are an integral part of

these financial statements.

DYNASTY INTERNATIONAL CORPORATION

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS AND DEFICIT

ACCUMULATED DURING THE DEVELOPMENT STAGE

	Six months ending June 30, 2002	From Inception, June 29, 2001 to Dec. 31, 2001	From Inception, June 29, 2001 to June 30, 2002
Income	$0	$0	$0

Expenses
Organizational costs	0	1,000	1,000
Professional fees	14,318	0	14,318
Licenses and fees	365	0	365
Office expenses	149	0	149

Total expenses	14,832	1,000	15,832

Net loss	(14,832)	(1,000)	(15,832)

Retained earnings	(1,000)	0

Deficit accumulated during the development stage	$(15,832)	$(1,000)

Earnings (loss) per share, assuming dilution;
Net loss	$(0.01)	$0.00	$(0.01)

Weighted average shares outstanding	2,400,000	914,286	1,600,000

The accompanying notes are an integral part of

these financial statements

DYNASTY INTERNATIONAL CORPORATION

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

FROM JUNE 29, 2001 (Date of Inception) TO JUNE 30, 2002

	Common Stock				Additional Paid-in Capital		Deficit accumul- ated during the development stage		Total
	Shares		Amount

Balance, June 29, 2001	--	$	__	$	__	$	__	$	__

Issuance of common stock for cash
August 8, 2001	1,000,000		1,000		0		0		1,000

Less net loss	0		0		0		(1,000)		(1,000)

Balance, September 30, 2001	1,000,000		1,000		0		(1,000)		0

Issuance of common stock for cash,
December 6, 2001	1,400,000		1,400		12,600		0		14,000

Less net loss	0		0		0		0		0

Balance, December 31, 2001	2,400,000		2,400		12,600		(1,000)		14,000

Less net loss	0		0		0		(14,832)		(14,832)

Balance, June 30, 2002	2,400,000		$2,400		$12,600		$(15,832)		$(832)

The accompanying notes are an integral part of

these financial statements

DYNASTY INTERNATIONAL CORPORATION

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS

	Six months ending June 30, 2002	From Inception, June 29, 2001 to Dec. 31, 2001	From Inception, June 29, 2001 to June 30, 2002
CASH FLOWS PROVIDED BY OPERATING ACTIVITIES
Net Loss	$(14,832)	$(1,000)	$(15,832)
Non-cash items included in net loss	0	0	0
Adjustments to reconcile net loss to cash used by operating activity	0	0	0
Accounts payable increase	832	0	832

NET CASH PROVIDED BY OPERATING ACTIVITIES	(14,000)	(1,000)	(15,000)

CASH FLOWS FROM INVESTING ACTIVITIES	0	0	0

CASH FLOWS FROM FINANCING ACTIVITIES
Sale of common stock	0	2,400	2,400
Paid-in capital	0	12,600	12,600

NET CASH PROVIDED BY FINANCING ACTIVITIES	0	15,000	15,000

NET INCREASE IN CASH	(14,000)	14,000	$0

CASH BALANCE AT BEGINNING OF PERIOD	14,000	0

CASH BALANCE AT END OF PERIOD	$0	$14,000

The accompanying notes are an integral part of

these financial statements.

DYNASTY INTERNATIONAL CORPORATION

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

JUNE 30, 2002 AND DECEMBER 31, 2001

NOTE A SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company was incorporated on June 29, 2001 under the laws of the State of Nevada. The business purpose of the Company is to retail water quality testing and treatment products and systems.

The Company will adopt accounting policies and procedures based upon the nature of future transactions.

NOTE B EARNINGS (LOSS) PER SHARE

Basic EPS is determined using net income divided by the weighted average shares outstanding during the period. Diluted EPS is computed by dividing net income by the weighted average shares outstanding, assuming all dilutive potential common shares were issued. Since the Company has no common shares that are potentially issuable, such as stock options, convertible securities, or warrants, basic and diluted EPS are the same.

NOTE C COMMON STOCK ISSUES

On August 8, 2001 the Company sold 1,000,000 shares of its common stock at $.001 per share for $1,000. On December 6, 2001 the Company sold 1,400,000 shares of its common stock at $.01 per share for $14,000. All of the proceeds were to be used for working capital.

NOTE D GOING CONCERN

The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has not generated any revenues from its planned principal operations through December 31, 2001. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern. The Company intends to sell an additional 600,000 shares of its common stock for $60,000 in order to provide additional capital to begin its principal operations.

David E. Coffey                                                         3651 Lindell Road, Suite I, Las Vegas, NV 89103

Certified Public Accountant

INDEPENDENT ACCOUNTANT'S REPORT

To the Board of Directors and Stockholders

of Dynasty International Corporation

Sherwood Park, Alberta Canada

I have audited the accompanying balance sheet of Dynasty International Corporation (a development stage company) as of December 31, 2001 and the related statement of operations, cash flows and changes in stockholders' equity for the cumulative period from June 29, 2001 (date of inception) to December 31, 2001. These statements are the responsibility of Dynasty International Corporation's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the accompanying financial statements present fairly, in all material respects, the financial position of Dynasty International Corporation as of December 31, 2001 and the results of operations, cash flows, and changes in stockholders' equity for the cumulative period from June 29, 2001 to December 31, 2001 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has not generated revenues from operations which raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. The Company intends to raise additional capital as disclosed in Note D to these financial statements in order to provide additional capital to begin its principal operations.

David E. Coffey, C.P.A.

Las Vegas, Nevada

January 22, 2002

DYNASTY INTERNATIONAL CORPORATION

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET

December 31, 2001
ASSETS

Cash	$14,000

Total Assets	$14,000

LIABILITIES & STOCKHOLDERS' EQUITY

Accounts payable	$0

Total Liabilities	0

Stockholders' Equity
Common stock, authorized
10,000,000 shares at .001 par value,
2,400,000 shares issued and outstanding	2,400
Additional paid-in capital	12,600
Deficit accumulated during the development stage	(1,000)

Total Stockholders' Equity	14,000

Total Liabilities and Stockholders' Equity	$14,000

The accompanying notes are an integral part of

These financial statements

DYNASTY INTERNATIONAL CORPORATION

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF OPERATIONS AND DEFICIT

ACCUMULATED DURING THE DEVELOPMENT STAGE

From Inception, June 29, 2001 to Dec. 31, 2001
Income	$0

Expenses
Organizational costs	1,000

Total expenses	1,000

Deficit accumulated during the development stage	$(1,000)

Earnings (loss) per share, assuming dilution:
Net loss	$0.00

Weighted average shares outstanding	1,200,000

The accompanying notes are an integral part of

These financial statements

DYNASTY INTERNATIONAL CORPORATION

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

FROM JUNE 29, 2001 (Date of Inception) TO DECEMBER 31, 2001

	Common Stock				Additional Paid-in Capital		Deficit accumul- ated during the Development stage		Total
	Shares		Amount

Balance, June 29, 2001	---	$	---	$	---	$	---	$	---

Issuance for common stock for cash,
August 8, 2001	1,000,000		1,000		0		0		1,000

Less net loss	0		0		0		(1,000)		(1,000)

Balance, September 30, 2001	1,000,000		1,000		0		(1,000)		0

Issuance of common stock for cash,
December 6, 2001	1,400,000		1,400		12,600		0		14,000

Less net loss	0		0		0		0		0

Balance, December 31, 2001	2,400,000		$2,400		$12,600		$(1,000)		$14,000

The accompanying notes are an integral part of

these financial statements

DYNASTY INTERNATIONAL CORPORATION

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CASH FLOWS

From Inception, June 29, 2001 to Dec. 31, 2001
CASH FLOWS PROVIDED BY OPERATING ACTIVITIES
Net Loss	$(1,000)
Non-cash items included in net loss	0
Adjustments to reconcile net loss to
Cash used by operating activity	0

NET CASH PROVIDED BY OPERATING ACTIVITIES	(1,000)

CASH FLOWS FROM INVESTING ACTIVITIES	0

CASH FLOWS FROM FINANCING ACTIVITIES
Sale of common stock	2,400
Paid-in capital	12,600

NET CASH PROVIDED BY FINANCING ACTIVITIES	15,000

CASH BALANCE AT END OF PERIOD	$14,000

The accompanying notes are an integral part of

these financial statements

DYNASTY INTERNATIONAL CORPORATION

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2001

NOTE A SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company was incorporation on June 29, 2001 under the laws of the state of Nevada. The business purpose of the Company is to retail water quality testing and treatment products and systems.

The Company will adopt accounting policies and procedures based upon the nature of future transactions.

NOTE B EARNINGS (LOSS) PER SHARE

Basic EPS is determined using net income divided by the weighted average shares outstanding during the period. Diluted EPS is computed by dividing net income by the weighted average share outstanding, assuming all dilutive potential common shares were issued. Since the Company has no common shares that are potentially issuable, such as stock options, convertible securities, or warrants, basic and diluted EPS are the same.

NOTE C COMMON STOCK ISSUES

On August 8, 2001 the Company sold 1,000,000 shares of its common stock at $.001 per share for $1,000. On December 6, 3002 the Company sold 1,400,000 shares of its common stock at $.01 per hare for $14,000. All of the proceeds were to be used for working capital.

NOTE D GOING CONCERN

The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has not generated any revenues from its planned principal operations through December 31, 2001. Without realization of additional capital it would be unlikely for the Company to continue as a going concern. The company intends to sell an additional 600,000 shares of its common stock for $60,000 in order to provide additional capital to begin its principal operations.

Item 23. Changes In and Disagreements With Accountants on Accounting and Financial Disclosures

None, not applicable.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Edmonton, Province of Alberta, Canada, on December 5, 2002.

DYNASTY INTERNATIONAL CORPORATION

/s/ Gerry Karpinka

Gerry Karpinka

President (Principal Executive Officer), Director

/s/ Colin Mills

Colin Mills

Principal Financial Officer

/s/ Thomas McMahon

Thomas McMahon

Controller

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

/s/ Colin Mills

Colin Mills

Secretary/Treasurer, Director

/s/ Thomas McMahon

Thomas McMahon

Director